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                                                                    EXHIBIT 4.3

                      SECOND AMENDMENT TO CREDIT AGREEMENT


               THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of December 31, 1999 (this "Amendment"), is among AIRNET SYSTEMS, INC., an Ohio corporation (the "Company"), the lenders set forth on the signature pages hereof (collectively, the "Lenders") and BANK ONE, MICHIGAN, a Michigan banking corporation formerly known as NBD Bank, as agent for the Lenders (in such capacity, the "Agent").


                                     RECITAL

               The Company, the Agent and the Lenders are parties to a Credit Agreement, dated as of August 1, 1998, as amended by the First Amendment to Credit Agreement dated as of September 30, 1998 (as same may be amended or modified from time to time, the "Credit Agreement"). The Company desires to amend the Credit Agreement, and the Agent and the Lenders are willing to do so strictly in accordance with the terms hereof.


                                      TERMS

               In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:


ARTICLE 1.
                                   AMENDMENTS

               Upon fulfillment of the conditions set forth in Article 2 hereof, the Credit Agreement shall be amended as follows:

Section 5.2(f) is amended and restated in its entirety as follows:

                      (f) Disposition of Assets; Etc. Sell, lease, license,
               transfer, assign or otherwise dispose of any of its business, assets, rights, revenues or property, real, Personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment, provided, however that this
               Section 5.2(f) shall not prohibit (i) any such sale, lease, license, transfer, assignment or other disposition if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the date of this Agreement shall be less than $3,500,000 in the aggregate for any calendar year or (ii) the transfer of the Company's intellectual property to AirNet Management, Inc., an Ohio corporation, provided that AirNet Management, Inc. shall be a Guarantor hereunder and if, immediately after such transactions, no Default or Event of Default shall exist or shall have occurred and be continuing.

Clause (vi) of Section 5.2(i) is renumbered as Clause (vii) and a new Clause
(vi) is added to Section 5.2(i) as follows:

                      (vi) Indebtedness of the Company in aggregate amount not
               to exceed $100,000,000 to AirNet Management, Inc., provided that such Indebtedness is subordinated to all Advances and all other obligations pursuant to any Loan Documents and no payments, whether of principal, interest or otherwise are made on such Indebtedness until after all Advances and all other obligations pursuant to any Loan Documents are paid in full and all Commitments are terminated.

        1.3 Schedule 4.4 attached to the Credit Agreement is deleted in its entirety and Schedule 4.4 attached to this Amendment shall be deemed substituted in place thereof.



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ARTICLE 2.
                              CONDITIONS PRECEDENT


               This Amendment shall not become effective until each of the following has been satisfied:

        2.1 The Subsidiary Guaranty dated of even date herewith shall be signed by AirNet Management, Inc. (the "Subsidiary Guarantor").

        2.2 The Subordination Agreement dated of even date herewith shall be signed by the Subsidiary Guarantor, the Company and the Agent.

        2.3 Copies of resolutions adopted by the Board of Directors of the Subsidiary Guarantor, certified by an officer of the Subsidiary Guarantor as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Subsidiary Guarantor to enter into the Subsidiary Guaranty and the Subordination Agreement and any other documents or agreements executed pursuant thereto, if any, shall have been delivered to the Agent.

        2.4 The Agent determines that the Subordinated Revolving Credit Agreement between the Company and the Subsidiary Guarantor and the Subordinated Revolving Loan Promissory Note are satisfactory and the Agent approves of each of the foregoing.

        2.5 This Amendment shall be signed by the Company and the Required Lenders.

        2.6 Such other documents and agreements requested by the Agent.


ARTICLE 3.
                                 REPRESENTATIONS

               The Company represents and warrants to the Agent and the Lenders that:

        3.1 The execution, delivery and performance of this Amendment are within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

        3.2 This Amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with the terms hereof.

        3.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

        3.4 No Event of Default or Default exists or has occurred and is continuing on the date hereof.

        3.5 Other than AirNet Management, Inc., there are no other Significant Subsidiaries in existence as of the date of this Amendment.


ARTICLE 4.
                                 MISCELLANEOUS.

        4.1 This Amendment shall not become effective until the Agent determines that the conditions precedent contained in Article 2 of this Amendment are satisfied and this Amendment shall be signed by the Company, the Agent and the Required Lenders.

        4.2 References in the Credit Agreement or in any Note or other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

        4.3 Except as expressly amended hereby, the Company agrees that the Credit Agreement, the Notes and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Agent or any Lender are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.


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        4.4 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

               IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

                              AIRNET SYSTEMS, INC.


                              By: ____________________________________

                                  Its: _______________________________


                              BANK ONE, MICHIGAN, as Agent and as a Lender


                              By: ____________________________________

                                  Its: _______________________________



                              BANK ONE, NA


                              By: ____________________________________

                                  Its: _______________________________


                              KEYBANK NATIONAL ASSOCIATION


                              By: ____________________________________

                                  Its: _______________________________

DETROIT  7-1836  488754


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                                  SCHEDULE 4.4

                                  SUBSIDIARIES


                               Float Control, Inc.
                             AirNet Management, Inc.


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